UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2024

ILEARNINGENGINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40129	85-3961600
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6701 Democracy Blvd., Suite 300, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(650) 248-9874

(Registrant’s telephone number, including area code)

Arrowroot Acquisition Corp.

4553 Glencoe Avenue, Suite 200

Marina Del Rey, CA 90292

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AILE	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	AILEW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein shall have the meanings ascribed to those terms in the Proxy Statement/Prospectus.

Merger

iLearningEngines, Inc. (formerly known as Arrowroot Acquisition Corp. (“ARRW”)), a Delaware corporation (“New iLearningEngines” or the “Company”), previously entered into that certain Agreement and Plan of Merger and Reorganization, dated as of April 27, 2023 (as amended, the “Merger Agreement”), with ARAC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of ARRW (“Merger Sub”) and iLearningEngines Holdings, Inc. (formerly known as iLearningEngines Inc.), a Delaware corporation (“Legacy iLearningEngines”). In connection with the business combination contemplated by the Merger Agreement, ARRW filed a registration statement on Form S-4 (File No. 333-274333) (as amended, the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”). On February 2, 2024, the Registration Statement was declared effective by the SEC and on February 5, 2024, ARRW filed a Definitive Proxy Statement/Prospectus (as further supplemented by Supplement No. 1 thereto dated February 6, 2024, Supplement No. 2 thereto dated March 13, 2024 and Supplement No. 3 thereto dated March 28, 2024 (“Supplement No. 3”) (the “Proxy Statement/Prospectus”).

On April 16, 2024 (the “Closing Date”), as contemplated in the Merger Agreement and described in the section titled “Proposal No. 1 – The Business Combination Proposal” beginning on page 126 of the Proxy Statement/Prospectus and in Supplement No. 3 under the heading “Amendment and Restatement of Proposal No. 1 — The Business Combination Proposal”, New iLearningEngines consummated the merger transactions contemplated by the Merger Agreement, following the approval by ARRW’s stockholders at a special meeting of stockholders held on April 1, 2024 (the “ARRW Stockholder Meeting”), whereby Merger Sub merged with and into Legacy iLearningEngines with the separate corporate existence of Merger Sub ceasing (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). The closing of the Business Combination is herein referred to as “the Closing.” In connection with the consummation of the Merger on the Closing Date, ARRW changed its name from Arrowroot Acquisition Corp. to iLearningEngines, Inc. and Legacy iLearningEngines changed its name from iLearningEngines Inc. to iLearningEngines Holdings, Inc.

As a result of the Merger and upon the Closing, among other things, (1) each share of Legacy iLearningEngines Common Stock issued and outstanding as of immediately prior to the Closing was exchanged for the right to receive the number of shares of common stock, par value $0.0001 per share, of New iLearningEngines (“New iLearningEngines Common Stock”) equal to the exchange ratio of 0.8061480 (the “Exchange Ratio”) for an aggregate of 77,242,379 shares of New iLearningEngines Common Stock; (2) each share of Legacy iLearningEngines Common Stock held in the treasury of Legacy iLearningEngines was cancelled without any conversion thereof and no payment or distribution was or will be made with respect thereto; (3) each Vested RSU was cancelled and converted into the right to receive, subject to settlement and delivery in accordance with the Legacy iLearningEngines equity incentive plan, a number of New iLearningEngines Common Stock equal to the Exchange Ratio, for an aggregate of 5,675,890 shares of New iLearningEngines Common Stock; (4) each Unvested RSU was cancelled and converted into the right to receive a number of restricted stock units issued by the New iLearningEngines equal to the Exchange Ratio (“New iLearningEngines Converted RSU Award”), with each New iLearningEngines Converted RSU Award subject to the same terms and conditions as were applicable to the original Legacy iLearningEngines restricted stock unit award, for an aggregate of 78,730 shares of New iLearningEngines Common Stock subject to New iLearningEngines RSU Awards; (5) each share of vested Legacy iLearningEngines restricted stock was converted into the right to receive a number of shares of New iLearningEngines Common Stock equal to the Exchange Ratio, for an aggregate of 290,447 shares of New iLearningEngines Common Stock; (6) each share of unvested Legacy iLearningEngines restricted stock was converted into the right to receive a number of restricted shares of New iLearningEngines Common Stock (“New iLearningEngines Converted Restricted Stock”) equal to the Exchange Ratio, with substantially the same terms and conditions as were applicable to such unvested Legacy iLearningEngines restricted stock immediately prior to the Effective Time, which shares will be restricted subject to vesting on the books and records of Legacy iLearningEngines, for an aggregate of 32,151,912 shares of New iLearningEngines Converted Restricted Stock; and (7) each Convertible Note (as defined below) was converted into the right to receive a number of shares of New iLearningEngines Common Stock equal to the Note Balance (as defined in the Convertible Notes), divided by $10.00, for an aggregate of 13,060,608 shares of New iLearningEngines Common Stock.

Unless the context otherwise requires, “we,” “us,” “our” and the “Company” refer to New iLearningEngines and its consolidated subsidiaries following the Closing and references to “ARRW” refer to Arrowroot Acquisition Corp. at or prior to the Closing. All references herein to the “New iLearningEngines Board” refer to the board of directors of the Company after giving effect to the Business Combination.

In connection with the ARRW Stockholder Meeting (and related postponements) and the Business Combination, the holders of an aggregate of 460,114 shares of ARRW’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), exercised their right to redeem their shares for cash at a redemption price of approximately $10.36 per share, for an aggregate redemption amount of approximately $4.8 million. Upon the Closing, the Company received approximately $52.7 million in gross proceeds, comprising approximately $5.9 million from the ARRW trust account, approximately $17.4 million from the 2023 Convertible Notes (as defined below) and approximately $29.4 million from the 2024 Convertible Notes (as defined below).

On April 16, 2024, upon the filing of New iLearningEngines’ Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), each outstanding share of ARRW’s Class A Common Stock and Class B common stock, par value $0.0001 per share (the “Class B Common Stock”) was redesignated into one validly issued, fully paid and non-assessable share of New iLearningEngines Common Stock. In addition, at the Closing, ARRW instructed its transfer agent to separate its public units into their component securities, and, as a result, ARRW’s public units no longer trade as a separate security and were delisted from The Nasdaq Stock Market LLC (“Nasdaq”).

After giving effect to the Business Combination and the conversion of each Convertible Note, there (i) were 134,970,114 issued and outstanding shares of New iLearningEngines Common Stock, consisting of the following: (a) 77,242,379 shares issued to holders of Legacy iLearningEngines common stock immediately prior to the Effective Time; (b) 32,442,359 shares issued to holders of Legacy iLearningEngines restricted stock awards immediately prior to the Effective Time; (c) 13,060,608 shares issued to the holders of convertible notes immediately prior to the Effective Time; (d) 556,886 shares held by former ARRW Class A Common Stockholders; (e) 6,705,409 shares held by former ARRW Class B Common Stockholders; (f) an aggregate of 4,419,998 shares issued to Venture Lending & Leasing IX, Inc. (“Venture Lending”) and WTI Fund X, Inc. (“WTI Fund X” and together with Venture Lending, the “Lenders”) pursuant to the Second Omnibus Amendment to Loan Documents with In2vate, L.L.C. and the Lenders; (g) an aggregate of 82,091 shares issued to certain investors pursuant to a non-redemption agreement with certain investors; and (h) an aggregate of 460,384 shares issued to the Sponsor; and (ii) warrants to purchase 22,624,975 shares of New iLearningEngines Common Stock, consisting of 14,374,975 public warrants, each exercisable for one share of New iLearningEngines Common Stock at a price of $11.50 per share, and 8,250,000 private warrants, each exercisable for one share of New iLearningEngines Common Stock at a price of $11.50 per share.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by the full text of the Merger Agreement (including amendments), copies of which are attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Registration Rights Agreement

On the Closing Date, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, New iLearningEngines, Arrowroot Acquisition LLC (the “Sponsor”), the independent directors of Arrowroot, and certain former stockholders of Legacy iLearningEngines and certain of their respective affiliates entered into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”). Pursuant to the Amended and Restated Registration Rights Agreement, the Company agreed to file a registration statement to register for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), certain New iLearningEngines securities that are held by the parties thereto (the “Registrable Securities”). Pursuant to the Amended and Restated Registration Rights Agreement, subject to certain requirements and customary conditions, the Company also grants piggyback registration rights and demand registration rights to the parties thereto, will pay certain expenses related to such registration and will indemnify the parties thereto against certain liabilities related to such registration. The Amended and Restated Registration Rights Agreement will terminate with respect to any party thereto, on the date that such party no longer holds any Registrable Securities. The terms of the Amended and Restated Registration Rights Agreement are described in the Proxy Statement/Prospectus in the section entitled “Proposal No. 1 – The Business Combination Proposal – Certain Agreements Related to the Business Combination – Amended and Restated Registration Rights Agreement” on page 172 of the Proxy Statement/Prospectus and in Supplement No. 3 under the heading “Amended and Restated Registration Rights Agreement”.

The foregoing description of the Amended and Restated Registration Rights Agreement is qualified in its entirety by the full text of the Amended and Restated Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Indemnification Agreements

In connection with the Closing, the Company intends to enter into indemnification agreements with all of the Company’s directors and executive officers.

These indemnification agreements, among other things, will require the Company to indemnify its directors and officers for expenses (including attorneys’ fees), judgments, fines and settlement amounts that are incurred by a director or executive officer in any action or proceeding arising out of his or her service as one of the Company’s directors or executive officers or any other company or enterprise to which the person provides services at the Company’s request. The foregoing description of the indemnification agreements is not complete and is subject to and qualified in its entirety by reference to the form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.15 and the terms of which are incorporated by reference herein.

Revolving Loan Agreement

On April 17, 2024 (the “Loan Closing Date”), Legacy iLearningEngines entered into a Loan and Security Agreement (the “Revolving Loan Agreement”), by and among Legacy iLearningEngines as borrower (“Borrower”), the lenders party thereto (the “Lenders”) and East West Bank, as administrative agent and collateral agent for the Lenders (“Agent”). The Revolving Loan Agreement provides for (i) a revolving credit facility in an aggregate principal amount of up to $40.0 million and (ii) an uncommitted accordion facility allowing the Borrower to increase the revolving commitments by an additional principal amount of $20.0 at Borrower’s option and upon Agent’s approval (collectively, the “Revolving Loans”). Borrower drew $40.0 million in Revolving Loans on the Loan Closing Date, which was used (x) to repay in full Borrower’s existing indebtedness under the (i) Loan and Security Agreement, dated as of December 30, 2020, between Legacy iLearningEngines and Venture Lending & Leasing IX, Inc., (ii) Loan and Security Agreement, dated as of October 21, 2021, between Legacy iLearningEngines, and Venture Lending & Leasing IX, Inc. and WTI Fund X, Inc. and (iii) Loan and Security Agreement, dated as of October 31, 2023, between Legacy iLearningEngines and WTI Fund X, Inc. (the “WTI Loan Agreements”) and which will be used for (y) for general corporate purposes.

The obligations under the Revolving Loan Agreement are secured by a perfected security interest in substantially all of the Borrower’s assets except for certain customary excluded property pursuant to the terms of the Revolving Loan Agreement. On the Loan Closing Date, the Company and In2Vate, L.L.C., an Oklahoma limited liability company (the “Guarantors”) and wholly-owned subsidiary of Legacy iLearningEngines entered into a Guaranty and Suretyship Agreement (the “Guaranty”) with the Agent, pursuant to which the Guarantors provided a guaranty of Borrower’s obligations under the Revolving Loan Agreement and provided a security interest in substantially all of the Guarantors’ assets except for certain customary excluded property pursuant to the terms of the Guaranty.

The interest rate applicable to the Revolving Loans is Adjusted Term SOFR (with an interest period of 1 or 3 months at the Borrower’s option) plus 3.50% per annum, subject to an Adjusted Term SOFR floor of 4.00%.

The maturity date of the Revolving Loans is April 17, 2027. The Revolving Loan Agreement contains customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, prepayment of other indebtedness and dividends and other distributions. Borrower is also required to comply with the following financial covenants, which are more fully set forth in the Revolving Loan Agreement (i) minimum liquidity, (ii) minimum revenue performance to plan, (iii) minimum fixed charge coverage ratio and (iv) maximum leverage ratio.

The Revolving Loan Agreement also includes customary events of default, including failure to pay principal, interest or certain other amounts when due, material inaccuracy of representations and warranties, violation of covenants, specified cross-default and cross-acceleration to other material indebtedness, certain bankruptcy and insolvency events, certain undischarged judgments, material invalidity of guarantees or grant of security interest, material adverse effect and change of control, in certain cases subject to certain thresholds and grace periods. If one or more events of default occurs and continues beyond any applicable cure period, the Agent may, with the consent of the Lenders holding a majority of the loans and commitments under the facility, or will, at the request of such Lenders, terminate the commitments of the Lenders to make further loans and declare all of the obligations of the Company under the Revolving Loan Agreement to be immediately due and payable.

The foregoing description of the Revolving Loan Agreement is not intended to be complete and is qualified in its entirety by reference to the Revolving Loan Agreement, a copy of which is attached as Exhibit 10.30 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information disclosed under the heading “Revolving Loan Agreement” under Item 1.01 is incorporated by reference into this Item 1.02. Upon payoff, the lenders under the WTI Loan Agreements received an aggregate amount of 159,379 shares of the Company’s common stock in an aggregate amount equal to $22,386,394.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01.

Item 2.02. Results of Operations and Financial Condition

On April 22, 2024, the Company issued an earnings release to announce its financial results for the fourth quarter and fiscal year ended December 31, 2023. The earnings release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

FORM 10 INFORMATION

Prior to the Closing, the Company was a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with no operations, formed as a vehicle to effect a business combination with one or more operating businesses.

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as the Company was immediately before the Merger, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing below the information that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

The Company makes forward-looking statements in this Current Report on Form 8-K and in documents incorporated herein by reference.

The Company’s forward-looking statements include, but are not limited to, statements regarding the Company’s, the Company’s management team’s, New iLearningEngines’ and New iLearningEngines’ management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those related to the Business Combination. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Current Report on Form 8-K and in documents incorporated herein are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on us taking into account information currently available to the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (many of which are difficult to predict and beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the ability to recognize the anticipated benefits of the Business Combination;

●	the Company’s projected financial information, business and operating metrics, anticipated growth rate and market opportunity;

●	the ability to maintain the listing of the New iLearningEngines Common Stock and the warrants on the Nasdaq Capital Market, and the potential liquidity and trading of such securities;

●	the risk that the Business Combination disrupts current plans and operations of the Company as a result of the consummation of the Business Combination;

●	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably

●	costs related to the Business Combination;

●	changes in applicable laws or regulations;

●	the Company’s ability to execute its business model;

●	the Company’s ability to attract and retain customers and expand customers’ use of the Company’s products and services

●	the Company’s ability to raise capital;

●	the possibility that the Company may be adversely affected by other economic, business and/or competitive factors

●	the Company’s success in retaining or recruiting, or changes required in, our officers, key employees or directors after the Business Combination;

●	the Company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

●	the Company’s business, operations and financial performance including:

○	the Company’s history of operating losses and expectations of significant expenses and continuing losses for the foreseeable future;

○	the Company’s ability to execute its business strategy, including the growth potential of the markets for the Company’s products and the Company’s ability to serve those markets;

○	the Company’s ability to grow market share in its existing markets or any new markets it may enter;

○	the Company’s ability to develop and maintain its brand and reputation;

●	the Company’s ability to partner with other companies;

●	the Company’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	the ability of the Company to manage its growth effectively;

●	the outcome of any legal proceedings that may be instituted against the Company; and

●	unfavorable conditions in the Company’s industry, the global economy or global supply chain, including financial and credit market fluctuations, international trade relations, pandemics, political turmoil, natural catastrophes, warfare (such as the war between Russia and Ukraine and the conflict between Israel and Hamas), and terrorist attacks.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements in this Current Report on Form 8-K and in any document incorporated herein by reference should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business and Properties

The business and properties of ARRW and Legacy iLearningEngines prior to the Business Combination are described in the Proxy Statement/Prospectus in the sections entitled “Information about iLearningEngines” beginning on page 196 and “Information about Arrowroot” beginning on page 246, respectively, of the Proxy Statement/Prospectus, which are incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement/Prospectus in the section entitled “Risk Factors” beginning on page 48 of the Proxy Statement/Prospectus and in Supplement No. 3 under the heading “Supplemental Risk Factor Disclosure”, which is incorporated herein by reference.

Financial Information

The information set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of ARRW and Legacy iLearningEngines is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy iLearningEngines as of December 31, 2023 and 2022, and for the fiscal years ended December 31, 2023, 2022 and 2021 is set forth in Exhibit 99.3 hereto and is incorporated herein by reference.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers after the Closing is set forth in the Proxy Statement/Prospectus in the section entitled “Directors and Executive Officers After the Business Combination” beginning on page 264 of the Proxy Statement/Prospectus and in Supplement No. 3 under the heading “Amendment and Restatement of Directors and Executive Officers After the Business Combination”, which is incorporated herein by reference. Additionally, interlocks and insider participation information regarding New iLearningEngines’ executive officers is described in the Proxy Statement/Prospectus in the section titled “Directors and Executive Officers After the Business Combination – Compensation Committee Interlocks and Insider Participation” beginning on page 271 of the Proxy Statement/Prospectus and in Supplement No. 3 under the heading “Amendment and Restatement of Directors and Executive Officers After the Business Combination” – Compensation Committee Interlocks and Insider Participation” and that information is incorporated herein by reference.

Directors

Immediately following the Closing, the size of the board of directors of the Company (the “New iLearningEngines Board”) was set at seven members. Upon the Closing, each of Harish Chidambaran, Balakrishnan Arackal, Matthew Barger, Bruce Mehlman, Thomas Olivier, Ian Davis and Michael Moe were elected to serve as directors on the New iLearningEngines Board. The New iLearningEngines Board appointed Mr. Chidambaran as Chairman of the New iLearningEngines Board.

Messrs. Chidambaran and Arackal were appointed to serve as Class I directors, with terms expiring at the Company’s first annual meeting of stockholders following the Closing; Messrs. Barger and Olivier were appointed to serve as Class II directors, with terms expiring at the Company’s second annual meeting of stockholders following the Closing; and Messrs. Mehlman, Davis and Moe were appointed to serve as Class III directors, with terms expiring at the Company’s third annual meeting of stockholders following the Closing. Biographical information for these individuals is set forth in the Proxy Statement/Prospectus in the section entitled “Directors and Executive Officers After the Business Combination” beginning on page 264 of the Proxy Statement/Prospectus and in Supplement No. 3 under the heading “Amendment and Restatement of Directors and Executive Officers After the Business Combination”, which is incorporated herein by reference.

Independence of Directors

The New iLearningEngines Board has determined that each of Matthew Barger, Thomas Olivier, Bruce Mehlman, Ian Davis and Michael Moe qualify as “independent directors,” as defined under the listing rules of Nasdaq (the “Nasdaq listing rules”), and that the Board consists of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq listing rules relating to director independence requirements.

Information with respect to the Company’s directors after the Closing is set forth in the Proxy Statement/Prospectus in the sections entitled “Directors and Executive Officers After the Business Combination – Director Independence” beginning on page 264 of the Proxy Statement/Prospectus and in Supplement No. 3 under the heading “Amendment and Restatement of Directors and Executive Officers After the Business Combination – Director Independence”, which is incorporated herein by reference.

Committees of the Board of Directors

Immediately following the Closing, the standing committees of the New iLearningEngines Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). Each of the committees reports to the New iLearningEngines Board.

Following the Closing, the New iLearningEngines Board: (i) appointed Messrs. Barger, Moe and Davis to serve on the Audit Committee, with Mr. Barger as chair of the Audit Committee; (ii) Messrs. Mehlman and Davis to serve on the Compensation Committee, with Mr. Mehlman as chair of the Compensation Committee; and (iii) Messrs. Barger and Davis to serve on the Nominating and Corporate Governance Committee, with Mr. Davis as chair of the Nominating and Corporate Governance Committee.

Information with respect to the Committees of the New iLearningEngines Board after the Closing is set forth in the Proxy Statement/Prospectus in the section entitled “Directors and Executive Officers After the Business Combination” beginning on page 264 of the Proxy Statement/Prospectus and in Supplement No. 3 under the heading “Amendment and Restatement of Directors and Executive Officers After the Business Combination”, which is incorporated herein by reference.

Executive Officers

Prior to the Closing, the ARRW Board appointed the following individuals as the Company’s executive officers: Harish Chidambaran to serve as Chief Executive Officer; S. Farhan Naqvi to serve as Chief Financial Officer and Treasurer; Balakrishnan Arackal to serve as President and Chief Business Officer; David Samuels to serve as Chief Legal Officer, Executive Vice President – Corporate Affairs and Secretary; and Ramakrishnan Parameswaran to serve as Senior Vice President – Technology and Products. The biographical information for the new executive officers is set forth in the Proxy Statement/Prospectus in the section entitled “Directors and Executive Officers After the Business Combination” beginning on page 264 of the Proxy Statement/Prospectus and in Supplement No. 3 under the heading “Amendment and Restatement of Directors and Executive Officers After the Business Combination”, which is incorporated herein by reference.

Executive Compensation

Information with respect to the compensation of Legacy iLearningEngines’ executive officers prior to the Closing is set forth in the Proxy Statement/Prospectus in the section entitled “iLearningEngines’ Executive and Director Compensation” beginning on page 209 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

The foregoing description of the compensation of the Company’s executive officers is qualified in its entirety by the full text of the employment agreements of Messrs. Harish Chidambaran, Naqvi, Arackal, Parameswaran and Samuels, copies of which are attached hereto as Exhibit 10.4, Exhibit 10.5, Exhibit 10.6, Exhibit 10.7 and Exhibit 10.8, respectively, and incorporated herein by reference.

Director Compensation

Information with respect to the compensation of Legacy iLearningEngines’ directors prior to the Closing is set forth in the Proxy Statement/Prospectus in the section entitled “iLearningEngines’ Executive and Director Compensation – 2023 Director Compensation ” beginning on page 216 of the Proxy Statement/Prospectus and in Supplement No. 3 under the heading “Amendment and Restatement of Directors and Executive Officers After the Business Combination – Non-Employee Director Compensation”, which is incorporated herein by reference.

None of our directors received any compensation for their service as a director in fiscal year 2023. The New iLearningEngines Board expects to review director compensation periodically to ensure that director compensation remains competitive such that we are able to recruit and retain qualified directors. We intend to develop a board of directors compensation program that is designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, retain, incentivize and reward directors who contribute to our long-term success.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the actual beneficial ownership of New iLearningEngines Common Stock as of the Closing Date, after giving effect to the Closing, by:

●	each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares New iLearningEngines Common Stock;

●	each of the Company’s executive officers and directors; and

●	all executive officers and directors of the Company as a group.

Beneficial ownership is determined in accordance with SEC rules, which generally provides that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power with respect to the security. Under SEC rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through exercise of stock options or warrants, within 60 days and are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

The beneficial ownership percentages set forth in the table below are based on 134,970,114 shares of New iLearningEngines Common Stock issued and outstanding as of the Closing Date and other than as noted below, do not take into account the issuance of any shares of New iLearningEngines Common Stock upon the exercise of 14,374,975 public warrants, each exercisable for one share of New iLearningEngines Common Stock at a price of $11.50 per share (the “Public Warrants”) to purchase an aggregate of 14,374,975 shares of New iLearningEngines Common Stock, the 8,250,000 private warrants, each exercisable for one share of New iLearningEngines Common Stock at a price of $11.50 per share to purchase an aggregate of 8,250,000 shares of New iLearningEngines Common Stock or the unexercised stock options and unvested RSUs held by the individuals except as noted below. Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned New iLearningEngines Common Stock.

Name of Beneficial Owner(1)	Number of Shares of New iLearningEngines Common Stock Beneficially Owned	Percentage of Outstanding New iLearningEngines Common Stock
Directors and Executive Officers
Puthugramam “Harish” Chidambaran(2)	96,764,327	71.7%
S. Farhan Naqvi	–	*
Balakrishnan Arackal	–	*
David Samuels	–	*
Ramakrishnan Parameswaran	–	*
Matthew Barger(3)	845,465	*
Bruce Mehlman(4)	1,323,291	*
Thomas Olivier(5)	7,005,793	5.2%
Ian Davis	–	*
Michael Moe	–	*
All executive officers and directors after the business combination as a group (10 individuals)	105,938,876	78.5%
Five Percent Holder
Preeta Chidambaran(2)	96,764,327	71.7%
Arrowroot Acquisition LLC(5)	7,005,793	5.2%

*	Less than 1%

(1)	Unless otherwise noted, the business address of each of the executive officers and directors of New iLearningEngines is c/o iLearningEngines, Inc., 6701 Democracy Blvd, Bethesda, MD 20817.

(2)	Consists of 77,964,895 shares, including 27,590,898 shares of restricted stock subject to time-based vesting, held by Mr. Chidambaran, and 18,799,432 shares, including 4,561,014 shares of restricted stock subject to time-based vesting, held by Preeta Chidambaran, Mr. Chidambaran’s wife and a former director of Legacy iLearningEngines.

(3)	Consists of 845,465 shares held by MRB Capital LLC. Mr. Barger is the Managing Member of MRB Capital LLC, and has sole voting and investment discretion with respect to the shares held directly by MRB Capital LLC and may be deemed to have beneficial ownership of the shares held by them.

(4)	Consists of 1,323,291 shares held directly by Mr. Mehlman.

(5)	Consists of 7,005,793 shares held directly by Arrowroot Acquisition LLC (the “Sponsor”). Each of Matthew Safaii and Tom Olivier is a manager of the Sponsor, and as such has voting and investment discretion with respect to the securities held by the Sponsor and may be deemed to have beneficial ownership of the securities held directly by the Sponsor. Mr. Olivier disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

Certain Relationships and Related Transactions

On October 26, 2023, Legacy iLearningEngines issued an unsecured convertible promissory note with an aggregate principal amount of $3,000,000 (the “MRB Note”) to MRB Capital LLC pursuant to the 2023 Convertible Note Purchase Agreement (as defined below). Matthew Barger, who became a director of the Company on April 16, 2024, is the Managing Member of MRB Capital LLC. Immediately prior to the Closing, the MRB Note converted into 845,465 shares of New iLearningEngines Common Stock pursuant to its own terms.

The certain relationships and related party transactions of the Company are described in the Proxy Statement/Prospectus in the sections entitled “Certain iLearningEngines Relationships and Related Party Transactions” and “Certain Arrowroot Relationships and Related Party Transactions” on pages 243 and 261, respectively, of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against the Company or any members of its management team.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information and Holders

Prior to the Business Combination, ARRW’s units, Common Stock and Public Warrants were historically quoted on the Nasdaq Capital Market under the symbols “ARRWU,” “ARRW” and “ARRWW,” respectively. On April 17, 2024, the New iLearningEngines Common Stock and the Public Warrants began trading on the Nasdaq Capital Market under the new trading symbols “AILE” and “AILEW”, respectively. On the Closing Date, the CUSIP numbers relating to the New iLearningEngines Common Stock and Public Warrants changed to 45175Q106 and 45175Q114, respectively.

As of the Closing Date and following the consummation of the Business Combination, the Company had 134,970,114 shares of New iLearningEngines Common Stock issued and outstanding held of record by 90 holders and 14,374,975 Public Warrants outstanding and held of record by one holder. As of the Closing Date and following the consummation of the Business Combination, ARRW’s units ceased trading on the Nasdaq Capital Market and were separated into their component securities upon consummation of the Business Combination and no fractional warrants were issued upon the separation.

Dividends

The Company has not paid any cash dividends on the ARRW Common Stock or New iLearningEngines Common Stock to date. Subject to the rights of holders of any series of preferred stock of New iLearningEngines that may be issued and the provisions of the Company’s Certificate of Incorporation Certificate of Incorporation holders of New iLearningEngines Common Stock will be entitled to receive such dividends and other distributions in cash, stock or property of New iLearningEngines when, as and if declared thereon by the New iLearningEngines Board, in its discretion, from time to time out of assets or funds of New iLearningEngines legally available therefor. The Company does not anticipate declaring any cash dividends to holders of New iLearningEngines Common Stock in the foreseeable future.

Recent Sales of Unregistered Securities

The information set forth below under Item 3.02 of this Current Report on Form 8-K concerning the issuance and sale by the Company of certain unregistered securities is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

Common Stock

A description of the New iLearningEngines Common Stock is included in the Proxy Statement/Prospectus in the section entitled “Description of Arrowroot’s Securities – New iLearningEngines Common Stock Following the Business Combination” beginning on page 273 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Preferred Stock

A description of the New iLearningEngines Preferred Stock is included in the Proxy Statement/Prospectus in the section entitled “Description of Arrowroot’s Securities – Preferred Stock” beginning on page 274 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Warrants

A description of the Public Warrants is included in the Proxy Statement/Prospectus in the section entitled “Description of Arrowroot’s Securities – Warrants ” beginning on page 277 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Indemnification of Directors and Officers

Information about indemnification of the Company’s directors and officers is set forth in the Proxy Statement/Prospectus in the section entitled “Directors and Executive Officers After the Business Combination – Limitation on Liability and Indemnification of Directors and Officers” on page 271 of the Proxy Statement/Prospectus and in Supplement No. 3 under the heading “Amendment and Restatement of Directors and Executive Officers After the Business Combination – Limitation on Liability and Indemnification of Directors and Officers”, which is incorporated herein by reference. On the Closing Date, the Company entered into indemnification agreements with the Company’s directors and executive officers, a form of which is attached hereto as Exhibit 10.15 and incorporated herein by reference. The information set forth under the heading “Indemnification Agreements” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements and Supplementary Data

The information set forth in Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth in Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth in Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Convertible Notes

2023 Convertible Notes

On April 27, 2023, Legacy iLearningEngines entered into a convertible note purchase agreement (the “2023 Convertible Note Purchase Agreement”), with certain investors (collectively, with all investors who may become party to the 2023 Convertible Note Purchase Agreement thereafter, the “2023 Convertible Note Investors”), pursuant to which, among other things, Legacy iLearningEngines issued and sold to the 2023 Convertible Note Investors convertible notes due in October 2025 (“2023 Convertible Notes”) with aggregate principal amount of $17,400,000, including to affiliates of the Sponsor. Each 2023 Convertible Note accrued interest at a rate of (i) 15% per annum until the aggregate accrued interest thereunder equals 25% of the principal amount of such note, and (ii) 8% per annum thereafter. Immediately prior to the consummation of the Business Combination, each 2023 Convertible Note automatically converted into 4,971,076 shares of Legacy iLearningEngines thereby entitling the holder thereof to receive, in connection with the consummation of the Business Combination, a number of shares New iLearningEngines Common Stock (rounded down to the nearest whole share) equal to (i) 2.75, multiplied by the outstanding principal under such 2023 Convertible Note, plus all accrued and unpaid interest thereon, divided by (ii) $10.00. A description of the 2023 Convertible Notes is included in the Proxy Statement/Prospectus in the section entitled “Certain Arrowroot Relationships and Related Party Transactions  —  Promissory Notes” beginning on page 261 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

2024 Convertible Notes

On March 21, 2024, Legacy iLearningEngines entered into the 2024 convertible note purchase agreement (the “2024 Convertible Note Purchase Agreement”) with an investor (the “March Investor”), pursuant to which, among other things, Legacy iLearningEngines issued and sold a 2024 Convertible Note to the March Investor with an aggregate principal amount of $700,000. On April 16, 2024, Legacy iLearningEngines entered into the 2024 Convertible Note Purchase Agreement with certain investors (collectively, the “April Investors” and, together with the March Investor, the “2024 Convertible Note Investors”), pursuant to which, among other things, Legacy iLearningEngines issued and sold to the April Investors convertible notes due in October 2026 (“2024 Convertible Notes”) with an aggregate principal amount of $28,714,500. Each 2024 Convertible Note accrued interest at a rate of (i) 15% per annum until the aggregate accrued interest thereunder equals 25% of the principal amount of such note, and (ii) 8% per annum thereafter. Immediately prior to the consummation of the Business Combination, each 2024 Convertible Note automatically converted into shares of Legacy iLearningEngines thereby entitling the holder thereof to receive, in connection with the consummation of the Business Combination, a number of shares New iLearningEngines Common Stock (rounded down to the nearest whole share) equal to (i) 2.75, multiplied by the outstanding principal under such Convertible Note, plus all accrued and unpaid interest thereon, divided by (ii) $10.00. The price per share at which the Principal (as defined in the 2024 Convertible Notes), together with accrued but unpaid interest, on each 2024 Convertible Note converts into Incentive Shares (as defined in the 2024 Convertible Note Purchase Agreement) is referred to as the “Conversion Price” herein.

In the event that the VWAP (as defined in the 2024 Convertible Note Purchase Agreement) of the New iLearningEngines Common Stock over the ten (10) trading days immediate preceding November 30, 2024 (the “Reference Date”) is below the Conversion Price, then the 2024 Convertible Note shall be converted into shares of New iLearningEngines Common Stock, together with a make-whole payment equal to a number of additional Incentive Shares (rounded down to the nearest whole share) equal to (i) the Conversion Price, divided by the Reference Price (as defined below), minus (ii) one (1). “Reference Price” means the greater of (i) the VWAP of the New iLearningEngines Common Stock over the ten (10) trading days immediately preceding the Reference Date and (ii) $1.00. Notwithstanding the foregoing, the maximum number of shares issuable pursuant to the 2024 Convertible Notes shall not exceed 10,000,000 Incentive Shares.

In connection with the issuance of the 2024 Convertible Notes, on March 21, 2024, (i) Legacy iLearningEngines entered into a joinder to the Amended and Restated Registration Rights Agreement with each of the 2024 Convertible Note Investors, and (ii) the 2024 Convertible Note Investors entered into subordination agreements in favor of any holder of senior debt, a form of which is attached hereto as Exhibit 10.30 and incorporated herein by reference.

A description of the 2024 Convertible Notes is included in Supplement No. 3 under the heading “Recent Developments – 2024 Convertible Notes”, which is incorporated herein by reference.

Sponsor Notes

In connection with the Closing, on April 16, 2024, the Sponsor elected to convert a portion of the principal owed into 460,384 shares. A description of the Promissory Notes is included in the Proxy Statement/Prospectus in the section entitled “Certain Arrowroot Relationships and Related Party Transactions  —  Promissory Notes” beginning on page 261 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

The securities issued in connection with the conversion of the Convertible Sponsor Notes and the 2024 Convertible Notes have not been registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(c) promulgated thereunder.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the Business Combination, on April 16, 2024, the Company filed the Certificate of Incorporation with the Delaware Secretary of State, and also adopted Amended and Restated Bylaws on April 16, 2024 (the “Bylaws”), which replaced ARRW’s Amended and Restated Certificate of Incorporation and bylaws in effect as of such time. The material terms of the Certificate of Incorporation and the Bylaws and the general effect upon the rights of holders of the New iLearningEngines Common Stock are discussed in the Proxy Statement/Prospectus in the sections entitled “Proposal No. 2 – The Organizational Documents Proposal” and “Proposals Nos. 3A-3D The Advisory Organizational Documents Proposals” beginning on page 179 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

The New iLearningEngines Common Stock and Public Warrants are listed for trading on the Nasdaq Capital Market under the symbols “AILE” and “AILEW,” respectively. On the Closing Date, the CUSIP numbers relating to New iLearningEngines Common Stock and Public Warrants changed to 45175Q106 and 45175Q114, respectively.

Copies of the Certificate of Incorporation and the Bylaws are included as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 16, 2024, the New iLearningEngines Board approved the engagement of Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2024. Marcum served as the independent registered public accounting firm of Legacy iLearningEngines prior to the Business Combination.

Accordingly, WithumSmith+Brown, PC (“Withum”), the Company’s independent registered public accounting firm prior to the Business Combination, was informed on the Closing Date that it would be dismissed and replaced by Marcum as the Company’s independent registered public accounting firm.

Withum’s report on the Company’s consolidated balance sheets as of December 31, 2023 and 2022, the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2023 and 2022 and the related notes to the financial statements (collectively, the “financial statements”) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for the substantial doubt about the Company’s ability to continue as a going concern.

During the period from November 5, 2020 (inception) through December 31, 2023 and the subsequent interim period through April 16, 2024, there were no: (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

During the period from November 5, 2020 (inception) through December 31, 2023, and the interim period through April 16, 2024, the Company did not consult Marcum with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Marcum that Marcum concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

The Company has provided Withum with a copy of the disclosures made by the Company in response to this Item 4.01 and has requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to this Item 4.01 and, if not, stating the respects in which it does not agree. A letter from Withum is attached to this Current Report on Form 8-K as Exhibit 16.1.

Item 5.01. Changes in Control of the Registrant.

Reference is made to the disclosure beginning on page 126 of the Proxy Statement/Prospectus in the section entitled “Proposal No. 1—The Business Combination Proposal—The Merger Agreement,” which is incorporated herein by reference. Further reference is made to the information contained in the “Introductory Note” above and Item 2.01 to this Current Report, which is incorporated herein by reference.

As a result of the consummation of the Business Combination, a change of control of ARRW has occurred, and the stockholders of ARRW as of immediately prior to the Closing held 18.2% of the outstanding shares of New iLearningEngines Common Stock immediately following the Closing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the sections entitled “Directors and Executive Officers”, “Certain Relationships and Related Transactions”, “Indemnification of Directors and Officers” and in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

iLearningEngines, Inc. 2024 Equity Incentive Plan

At the ARRW Stockholder Meeting, the stockholders of ARRW considered and approved the 2024 Plan. The approval of the 2024 Plan, subject to stockholder approval, was ratified by the board of directors of ARRW on April 12, 2024, and on April 16, 2024, the New iLearningEngines Board ratified the approval of the 2024 Plan. The 2024 Plan became effective immediately upon the Closing.

The 2024 Plan initially makes available a maximum number of 13,441,323 shares of New iLearningEngines Common Stock. Additionally, the number of shares reserved for issuance under the 2024 Plan will automatically increase on January 1 of each year, starting on January 1, 2025 and ending on January 1, 2034, in an amount equal to (i) five percent (5%) of the number of shares of New iLearningEngines Common Stock outstanding (or issuable upon conversion or exercise of outstanding instruments) on the final day of the immediately preceding calendar year, or (ii) such lesser number of shares of New iLearningEngines Common Stock determined by the New iLearningEngines Board prior to the date of the increase.

A description of the 2024 Plan is included in the Proxy Statement/Prospectus in the section entitled “Proposal No. 4 – The Equity Incentive Plan Proposal” beginning on page 183 of the Proxy Statement/Prospectus, which is incorporated herein by reference. The foregoing description of the 2024 Plan is qualified in its entirety by the full text of the 2024 Plan, which is attached hereto as Exhibit 10.11 and incorporated herein by reference.

iLearningEngines, Inc. 2024 Employee Stock Purchase Plan

At the ARRW Stockholder Meeting, the stockholders of ARRW considered and approved the 2024 ESPP. The approval of the 2024 ESPP, subject to the stockholder approval, was ratified by the board of directors of ARRW on April 12, 2024, and on April 16, 2024, the New iLearningEngines Board ratified the approval of the 2024 ESPP. The 2024 ESPP became effective immediately upon the Closing.

The 2024 ESPP initially makes available a maximum number of 2,688,265 shares of New iLearningEngines Common Stock. Additionally, the number of shares reserved for issuance under the 2024 ESPP will automatically increase on January 1 of each year, starting on January 1, 2025 and ending on January 1, 2034, in an amount equal to (i) one percent (1%) of the number of shares of New iLearningEngines Common Stock outstanding (or issuable upon conversion or exercise of outstanding instruments) on the final day of the immediately preceding calendar year or (ii) such lesser number of shares of New iLearningEngines Common Stock determined by the New iLearningEngines Board prior to the date of the increase.

A description of the 2024 ESPP is included in the Proxy Statement/Prospectus in the section entitled “Proposal No. 6 – The Employee Stock Proposal Plan Proposal” beginning on page 190 of the Proxy Statement/Prospectus, which is incorporated herein by reference. The foregoing description of the 2024 ESPP is qualified in its entirety by the full text of the 2024 ESPP, which is attached hereto as Exhibit 10.14 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the ARRW Stockholder Meeting, ARRW’s stockholders considered and approved, among other items, “Proposal No. 2 – The Organizational Documents Proposal” (“Organizational Documents Proposal”), which is described in greater detail beginning on page 179 in the Proxy Statement/Prospectus. The Certificate of Incorporation, which became effective upon filing with the Secretary of State of the State of Delaware on April 16, 2024 includes the amendments proposed by the Organizational Documents Proposal.

On April 16, 2024, the New iLearningEngines Board adopted the Bylaws, which became effective on that date. The Certificate of Incorporation included the amendments proposed by the Organizational Documents Proposal. The material terms of the Certificate of Incorporation and the Bylaws and the general effect upon the rights of holders of ARRW’s capital stock are discussed in Exhibit 4.4 to this Current Report on Form 8-K in the section entitled “Description of Securities – Common Stock”, the Proxy Statement/Prospectus in the sections entitled “Description of Arrowroot’s Securities—Preferred Stock” beginning on page 274, the Proxy Statement/Prospectus in the sections entitled “Description of Arrowroot’s Securities—Warrants” beginning on page 277 and “Comparison of Corporate Governance and Stockholders’ Rights” beginning on page 285, which are incorporated herein by reference.

In addition, the disclosure set forth under Item 3.03 in this Current Report on Form 8-K is incorporated herein by reference. Copies of the Certificate of Incorporation and the Bylaws are included as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Business Combination, on April 16, 2024, the New iLearningEngines Board approved and adopted a new Code of Business Conduct and Ethics applicable to all employees, officers and directors of the Company. A copy of the Code of Business Conduct and Ethics can be found in the Investors section of the Company’s website at www.ilearningengines.com.

Item 5.06. Change in Shell Company Status.

On April 16, 2024, as a result of the Business Combination, ARRW ceased to be a shell company (as defined in Rule 12b-2 of the Exchange Act) as of the Closing. A description of the Business Combination and the terms of the Merger Agreement are included in the Proxy Statement/Prospectus in the section entitled “Proposal No. 1 – The Business Combination Proposal” beginning on page 126 of the Proxy Statement/Prospectus and Supplement No. 3 under the heading “Amendment and Restatement of Proposal No. 1 — The Business Combination Proposal”, which are incorporated herein by reference. Further, the information set forth in the “Introductory Note” and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD.

On April 16, 2024, the Company issued a press release announcing the closing of the Business Combination. A copy of the press release is filed hereto as Exhibit 99.1 and incorporated by reference herein.

The information contained in Items 2.02 and 7.01, including Exhibits 99.1 and 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on 8-K will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The historical audited consolidated financial statements of Legacy iLearningEngines as of December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021 and the related notes are filed as Exhibit 99.4 to this Current Report on Form 8-K.

The historical audited consolidated financial statements of ARRW as of and for the years ended December 31, 2023 and 2022 and the related notes are included in the Annual Report on Form 10-K of Arrowroot Acquisition Corp., filed with the SEC on April 1, 2024, and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of Legacy iLearningEngines and ARRW as of December 31, 2023 and for the year ended December 31, 2023 is filed as Exhibit 99.5 to this Current Report on Form 8-K.

		Incorporated by Reference
Exhibit No.	Description	Schedule/ Form	File No.	Exhibit	Filing Date

2.1+	Merger Agreement, dated as of April 27, 2023, by and among Arrowroot Acquisition Corp., ARAC Merger Sub, Inc., and iLearningEngines, Inc.	8-K	001-40129	2.1	May 2, 2023
3.1	Second Amended and Restated Certificate of Incorporation of iLearningEngines, Inc.
3.2	Amended and Restated Bylaws of iLearningEngines, Inc.
4.1	Specimen Common Stock Certificate.
4.2	Specimen Warrant Certificate.
4.3	Warrant Agreement, dated March 4, 2021, by and between Arrowroot Acquisition Corp., and Continental Stock Transfer & Trust Company, as warrant agent.	8-K	001-40129	4.1	March 5, 2021
4.4	Form of 2020 Warrant to Acquire Shares of Exercise Stock of iLearningEngines Inc.	S-4/A	333-274333	4.6	December 8, 2023
4.5	Form of 2021 Warrant to Acquire Shares of Exercise Stock of iLearningEngines Inc.	S-4/A	333-274333	4.7	December 8, 2023
4.6	Form of 2023 Warrant to Acquire Shares of Exercise Stock of iLearningEngines Inc.	S-4/A	333-274333	4.8	December 8, 2023
4.7	Form of Restricted Stock Agreement
10.1#	Amended and Restated Registration Rights Agreement, dated April 16, 2024, by and among iLearningEngines, Inc., members of Arrowroot Acquisition LLC, and certain former stockholders of iLearningEngines, Inc.

		Incorporated by Reference
Exhibit No.	Description	Schedule/ Form	File No.	Exhibit	Filing Date
10.2	Form of Sponsor Support Agreement, by and among Arrowroot Acquisition Corp., iLearningEngines, Inc., Arrowroot Acquisition LLC. and certain stockholders of iLearningEngines, Inc.	S-4	333-274333	10.14	September 5, 2023
10.3	Form of Stockholder Support Agreement, by and among Arrowroot Acquisition Corp., iLearningEngines, Inc. and certain stockholders of iLearningEngines, Inc.	S-4	333-274333	2.2	September 5, 2023
10.4*+	Executive Employment Agreement, dated as of January 1, 2011, by and between iHealthEngines Inc. and Harish Chidambaran	S-4/A	333-274333	10.21	December 8, 2023
10.5*+	Executive Employment Agreement, dated as of February 20, 2019, by and between iLearningEngines Inc. and Sayyed Farhan Naqvi	S-4/A	333-274333	10.22	December 8, 2023
10.6*+	Executive Employment Agreement, dated as of October 10, 2018, by and between iLearningEngines Inc. and Balakrishnan Arackal	S-4/A	333-274333	10.23	December 8, 2023
10.7*#	Employment Offer Letter, dated as of September 15, 2022, by and between iLearningEngines FZ-LLC and Ramakrishnan Parameswaran	S-4/A	333-274333	10.24	December 8, 2023
10.8*	Executive Employment Agreement, dated as of October 12, 2023, by and between iLearningEngines Inc. and David Samuels	S-4/A	333-274333	10.25	December 8, 2023
10.9*	iLearningEngines Inc. 2020 Equity Incentive Plan	S-4/A	333-274333	10.19	December 8, 2023
10.10*	Form of Restricted Stock Unit Agreement and Grant Notice under the iLearningEngines Inc. 2020 Equity Incentive Plan	S-4/A	333-274333	10.20	December 8, 2023
10.11*	iLearningEngines, Inc. 2024 Equity Incentive Plan.
10.12*+	Form of Stock Option Grant Notice and Form of Stock Option Agreement under 2024 Equity Incentive Plan.
10.13*	Form of Restricted Stock Unit Grant Notice and Form of Restricted Stock Unit Agreement under 2024 Equity Incentive Plan.
10.14*	iLearningEngines, Inc. 2024 Employee Stock Purchase Plan.
10.15*	Form of Indemnification Agreement by and between the Company and its directors and executive officers.
10.16+	Loan and Security Agreement, dated as of December 30, 2020, between iLearningEngines Inc. and Venture Lending & Leasing IX, Inc.	S-4/A	333-274333	10.26	December 8, 2023

		Incorporated by Reference
Exhibit No.	Description	Schedule/ Form	File No.	Exhibit	Filing Date
10.17+#	Supplement to the Loan and Security Agreement, dated as of December 30, 2020, between iLearningEngines Inc. and Venture Lending & Leasing IX, Inc.	S-4/A	333-274333	10.27	December 8, 2023
10.18	Amendment No. 1 to the Loan and Security Agreement, dated as of October 21, 2021, between iLearningEngines Inc. and Venture Lending & Leasing IX, Inc.	S-4/A	333-274333	10.28	December 8, 2023
10.19+#	Loan and Security Agreement, dated as of October 21, 2021, between iLearningEngines Inc., and Venture Lending & Leasing IX, Inc. and WTI Fund X, Inc.	S-4/A	333-274333	10.29	December 8, 2023
10.20+#	Supplement to the Loan and Security Agreement, dated as of October 21, 2021, between iLearningEngines Inc., and Venture Lending & Leasing IX, Inc. and WTI Fund X, Inc.	S-4/A	333-274333	10.30	December 8, 2023
10.21+	Loan and Security Agreement, dated as of October 31, 2023, between iLearningEngines Inc., and WTI Fund X, Inc.	S-4/A	333-274333	10.31	December 8, 2023
10.22+#	Supplement to the Loan and Security Agreement, dated as of October 31, 2023, between iLearningEngines Inc., and WTI Fund X, Inc.	S-4/A	333-274333	10.32	December 8, 2023
10.23+#	Intellectual Property Security Agreement, dated as of December 30, 2020, between iLearningEngines Inc. and Venture Lending & Leasing IX, Inc.	S-4/A	333-274333	10.33	December 8, 2023
10.24+#	Intellectual Property Security Agreement, dated as of October 21, 2021, between iLearningEngines Inc., and Venture Lending & Leasing IX, Inc. and WTI Fund X, Inc.	S-4/A	333-274333	10.34	December 8, 2023
10.25+#	Intellectual Property Security Agreement, dated as of October 31, 2023, between iLearningEngines Inc., and WTI Fund X, Inc.	S-4/A	333-274333	10.35	December 8, 2023
10.26	Form of 2023 Convertible Note Purchase Agreement.	S-4	333-274333	10.15	September 5, 2023
10.27	Form of 2023 Convertible Note.	S-4/A	333-274333	10.16	January 5, 2024
10.28+#	Form of 2024 Convertible Note Purchase Agreement.
10.29	Form of 2024 Convertible Note.
10.30	Form of Subordination Agreement.
10.31+#	Loan and Security Agreement, dated April 17, 2024, by and among iLearningEngines Holdings, Inc., as borrower, East West Bank, as agent, and the lenders.

Incorporated by Reference
Exhibit No.	Description	Schedule/ Form	File No.	Exhibit	Filing Date
10.32+	Intellectual Property Security Agreement, dated April 17, 2024, by and among iLearningEngines Holdings, Inc. and In2vate, L.L.C, as grantors, for the benefit of East West Bank.
10.33	Guaranty and Suretyship Agreement, dated April 17, 2024, by and among iLearningEngines Holdings, Inc. and In2vate, L.L.C, as debtors, and East West Bank as agent for the lenders.
10.34	Subordination Agreement, dated April 17, 2024, by and among iLearningEngines Holdings, Inc, and Experion Technologies, FZ LLC.
10.35+#	Second Omnibus Amendment to Loan Documents by and among iLearningEngines Holdings, Inc., as borrower, and In2vate, L.L.C, Venture Lending & Leasing IX, Inc., and WTI Fund X, Inc. as the lenders.
10.36	Fee Reduction Agreement, dated March 27, 2024, by and among Cantor Fitzgerald & Co., Arrowroot Acquisition Corp. and iLearningEngines Inc.
10.37	Amendment No. 1, dated March 27, 2024, to the Letter Agreement, dated June 5, 2020, by and among Mizuho Securities USA LLC, iLearningEngines Inc. and Arrowroot Acquisition Corp.
10.38	Amendment to the Letter Agreement, dated March 27, 2024, between BTIG, LLC and Arrowroot Acquisition Corp.
16.1	Letter from WithumSmith+Brown, PC to the SEC.
21.1	List of Subsidiaries of iLearningEngines, Inc.
99.1	Press release dated April 16, 2024.
99.2	Press release dated April 22, 2024
99.3	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy iLearningEngines as of December 31, 2023 and 2022, and for the fiscal years ended December 31, 2023 and 2022
99.4	Consolidated Financial Statements of Legacy iLearningEngines as of December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021
99.5	Unaudited Pro Forma Condensed Combined Financial Statements of the Company and Legacy iLearningEngines as of December 31, 2023 and for the year ended December 31, 2022.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

+	The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

#	Certain portions of this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(10)(iv) because they are not material and are the type of information that the Registrant treats as private or confidential. The Registrant agrees to furnish supplementally an unredacted copy of the Exhibit, or any section thereof, to the SEC upon request

*	Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2024

ILEARNINGENGINES, INC.

	By:	/s/ Harish Chidambaran
Harish Chidambaran
Chief Executive Officer